EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Name of Corporation	Jurisdiction of Incorporation or Organization	% of Voting Securities Held at December 31, 2023 (1)
ASC Holdings, Inc.	Utah	100%
Kronos Worldwide, Inc. (2)	Delaware	50%
NL Industries, Inc. (2), (3), (4)	New Jersey	83%
CompX International Inc. (4)	Delaware	87%
Tremont LLC	Delaware	100%
TRECO LLC	Nevada	100%
Basic Management, Inc.	Nevada	63%
Basic Water Company (5)	Nevada	100%
Basic Water Company SPE LLC (5)	Nevada	100%
Basic Environmental Company LLC	Nevada	100%
Basic Remediation Company LLC	Nevada	100%
Basic Land Company	Nevada	100%
The LandWell Company LP (6)	Delaware	50%
Henderson Interchange Sign LLC	Nevada	100%
TRE Management Company	Delaware	100%
Tall Pines Insurance Company	Vermont	100%
Medite Corporation	Delaware	100%

(1)	Held by the Registrant or the indicated subsidiary of the Registrant.
(2)

Subsidiaries of Kronos are incorporated by reference to Exhibit 21.1 of Kronos’ Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 333-100047). NL owns an additional 31% of Kronos directly.

(3)	Subsidiaries of NL are incorporated by reference to Exhibit 21.1 of NL’s Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 1-640).
(4)	Subsidiaries of CompX are incorporated by reference to Exhibit 21.1 of CompX’s Annual Report on Form 10-K for the year ended December 31, 2023 (File No. 1-13905).
(5)

Basic Water Company and its subsidiaries voluntarily filed for Chapter 11 bankruptcy protection in the United States Bankruptcy Court for the District of Nevada on September 10, 2022. On November 8, 2023, the court entered an order approving BWC’s plan of reorganization. See Note 3 to the Registrant’s Consolidated Financial Statements included in its Annual Report in the Form 10-K for the year ended December 31, 2023.

(6)	TRECO LLC owns an additional 27% of The LandWell Company LP directly.